Anaptys Provides Update on Business Separation and
Announces Fourth Quarter and Full Year 2025 Financial Results

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Spin-off of biopharma operations into a public company to be called “First Tracks Biotherapeutics” on track for Q2 2026, potentially as early as late-April
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Phase 1b enrollment ongoing in celiac disease and trial cohort initiated in eosinophilic esophagitis for ANB033, a CD122 antagonist
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GSK announced strong commercial performance for Jemperli, growing >13% quarter-over-quarter to $343 million in Q4 2025, implying a ~$1.4 billion annualized run rate
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Expect to achieve >$390 million in annualized Jemperli royalties payable to Anaptys at GSK’s peak sales guidance of >$2.7 billion as early as 2029
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Year-end 2025 cash and investments of ~$311 million

SAN DIEGO, March 3, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today provided an update on the potential spin-off of its biopharma operations and reported financial results for the fourth quarter and year ended Dec. 31, 2025.

“We are approaching a defining inflection point for Anaptys, as we plan to spin-off in Q2 2026 our wholly owned biopharma portfolio into a public company, to be called First Tracks Biotherapeutics, to unlock and amplify value for investors across two distinct sets of assets,” said Daniel Faga, president and chief executive officer of Anaptys. “In our royalty portfolio, Jemperli exited Q4 2025 on a ~$1.4 billion annualized run rate, reinforcing GSK’s peak sales guidance of far more than $2.7 billion2 in monotherapy indications. At the same time, our biopharma portfolio is advancing multiple attractive, high-potential assets, including ANB033, which has pipeline-in-a-product potential, initially in a Phase 1b trial for both celiac disease and eosinophilic esophagitis.”

INTENT TO SEPARATE BUSINESS

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Intention to separate biopharma operations from substantial royalty assets on track for Q2 2026, potentially as early as late-April
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Designed to unlock potential value by creating two independent, publicly traded companies with different business objectives and opportunities
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The royalty management company will initially retain the name AnaptysBio (Nasdaq: ANAB) and will manage the financial collaborations from Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning their value to shareholders
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While specific decisions regarding board composition, leadership and financial operations will be disclosed at a later time, Daniel Faga is anticipated to be the initial CEO
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First Tracks Biotherapeutics, Inc. (Nasdaq: TRAX) (formerly referred to as Biopharma Co), will be a public company focused on the development and potential commercialization of innovative immunology therapeutics for autoimmune and inflammatory diseases, including ANB033, rosnilimab and ANB101
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Form 10 registration statement has been publicly filed in connection with the planned spin-off
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Initial Board of Directors for First Tracks Biotherapeutics is expected to include certain current members of Anaptys’ Board: Daniel Faga, Dennis Fenton, Ph.D., John Orwin (Chairman), John Schmid, Magda Marquet, Ph.D., Rita Jain, M.D., and Tony Ware, M.D.

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Initial executive leadership team for First Tracks Biotherapeutics will include Daniel Faga, CEO, Paul Lizzul, CMO and Ben Stone, CBO. Additional executives will be disclosed at a later time.
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Upon completion of the spin-off, First Tracks Biotherapeutics will launch with adequate capital to fund operations through significant potential product milestones

AnaptysBio (formerly referred to as “Royalty Management Co”)

GSK Jemperli Financial Collaboration

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GSK announced strong commercial performance for Jemperli ($343 million/£261 million in Q4 2025 sales; $1.128 billion/£861 million in YTD 2025 sales) with >13% USD and GBP quarter-over-quarter growth1
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Implies a ~$1.4 billion annualized run rate
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In Dec. 2025, Anaptys received a one-time $75 million commercial sales milestone from GSK when Jemperli achieved $1 billion in worldwide net sales in Nov. 2025
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Anaptys expects to achieve >$390 million in annualized Jemperli royalties payable to Anaptys at GSK’s peak sales guidance of >$2.7 billion2 as early as 2029
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Anaptys estimates Sagard will have accrued ~$250 million in royalties and sales milestones through year-end 2025 and anticipates full paydown of $600 million non-recourse debt monetization by the end of Q2 20273
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Substantial GSK investment in additional monotherapy and potential combination trials for Jemperli, including:

o AZUR-1 – pivotal Phase 2 – dostarlimab monotherapy in untreated stage II/III dMMR/MSI-H locally advanced rectal cancer

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Top-line data expected in 2026; U.S. FDA Breakthrough Therapy Designation
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Received an FDA Commissioner’s National Priority Voucher (CNPV) in Nov. 2025 allowing for only a one to two-month BLA review timeline for US FDA approval

o AZUR-2 – pivotal Phase 3 – dostarlimab versus standard of care in untreated TN40 or stage III dMMR/ MSI-H resectable colon cancer

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Top-line data expected in 2028

o AZUR-4 – Phase 2 – dostarlimab plus chemotherapy versus standard of care (chemotherapy) in untreated stage III MMRp/MSS resectable colon cancer

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Top-line data expected in Q4 2026

o JADE – pivotal Phase 3 – dostarlimab monotherapy versus placebo in locally advanced unresected head and neck squamous cell carcinoma (PD-L1 hiPghD-L1 CPS≥1) post chemoradiation

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Top-line data expected in 2028

Vanda Imsidolimab Financial Collaboration

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FDA accepted the BLA filing for imsidolimab in generalized pustular psoriasis (GPP) in Feb. 2026 with a target action date of Dec. 12, 2026

First Tracks Biotherapeutics (formerly referred to as “Biopharma Co”)

ANB033 (CD122 antagonist)

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Phase 1b trial in celiac disease ongoing
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60-patient trial assessing one dose level of subcutaneously administered ANB033 vs. placebo (randomized 1:1) across two different cohorts
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Cohort 1 (n=30) is a gluten-challenge study to assess the prevention of mucosal damage
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Patients enrolled have a Vh:Cd ratio of >2.0 are treated with ANB033 or placebo for 4 weeks, and after are administered a daily 6-gram gluten challenge at Week 4 for 14 days, and are assessed at Week 6 via biopsy
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Cohort 2 (n=30) is a study to assess the possibility of mucosal healing in the likely commercial population
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Patients enrolled have a Vh:Cd ratio of <2.0 are treated with ANB033 or placebo for 4 weeks and are assed at Week 12 via biopsy
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Top-line Phase 1b data for both cohorts anticipated in Q4 2026
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Phase 1b trial in eosinophilic esophagitis initiated in Q1 2026
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50-patient cohort assessing one dose level of subcutaneously administered ANB033 vs. placebo (randomized 1:1)
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Top-line Phase 1b data anticipated in 2027

Rosnilimab (Pathogenic T Cell Depleter)

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Presented Phase 2b data for rosnilimab, a pathogenic T cell depleter, in rheumatoid arthritis as a late-breaking oral presentation at American College of Rheumatology (ACR) Convergence 2025
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Presentation available on the Anaptys website at https://www.anaptysbio.com/technology/#anb030
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Anticipate providing an update on advancement of rosnilimab in RA, which would be funded by strategic or other outside sources of capital, in Q2 2026

ANB101 (BDCA2 modulator)

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Phase 1a trial in healthy volunteers ongoing
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To date, ANB101’s preclinical and Phase 1a data have suggested it is a more potent antibody with longer half-life resulting in deeper and more durable PD effect of pDC depletion vs. Biogen’s litifilimab, a competing BDCA2 modulator

FINANCIAL UPDATES

Cash Position and Stock Repurchase Program

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Cash and investments of $311.6 million as of Dec. 31, 2025
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Company has repurchased a total of 3,444,079 shares of common stock (11.2% shares outstanding) with $68.6 million as of Dec. 31, 2025, from its $175.0 million Stock Repurchase Program, which expires March 31, 2026

Fourth Quarter and Full Year 2025 Financial Results

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Cash, cash equivalents and investments totaled $311.6 million as of Dec. 31, 2025, compared to $420.8 million as of Dec. 31, 2024, for a decrease of $109.2 million due primarily to $130.6 million used for operating activities and $68.6 million in shares repurchased offset by $75.0 million received from GSK for Jemperli total sales for 2025 exceeding $1.0 billion and $15.0 million received from Vanda Pharmaceuticals for the license of imsidolimab.
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Collaboration revenue was $108.2 million and $234.6 million for the three and twelve months ended Dec. 31, 2025, compared to $43.1 million and $91.3 million for the three and twelve months ended Dec. 31, 2024. The increase was due primarily to Jemperli total sales for 2025 exceeding $1.0 billion which earned one-time $50 million and $75 million commercial sales milestones under our license agreement with GSK, Jemperli royalties increased 89% from $17.3 million to $32.7 million and 103% from $47.4 million to $96.0 million for the three and twelve months ended Dec. 31, 2025, and $9.7 million in revenue recognized for the Vanda license agreement.
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Research and development expenses were $25.6 million and $136.0 million for the three and twelve months ended Dec. 31, 2025, compared to $42.6 million and $163.8 million for the three and twelve months ended Dec. 31, 2024. The decrease for the three and twelve months ended Dec. 31, 2025, was primarily due to decreased development costs for ANB032, rosnilimab, and imsidolimab, offset by increased costs relating to the Phase 1 trials for ANB033 and ANB101. The R&D non-cash, stock-based compensation expense was $3.8 million and $17.1 million for the three and twelve months ended Dec. 31, 2025, as compared to $3.9 million and $14.8 million in the same period in 2024.
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General and administrative expenses were $15.8 million and $50.7 million for the three and twelve months ended Dec. 31, 2025, compared to $10.2 million and $42.4 million for the three and twelve months ended Dec. 31, 2024. The increase was due primarily to legal costs including the separation of the company and transaction costs associated with the Vanda Pharmaceuticals license agreement. The G&A non-cash, stock-based compensation expense was $4.7 million and $18.9 million for the three and twelve months ended Dec. 31, 2025, as compared to $4.3 million and $19.2 million in the same period in 2024.
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Net income was $49.6 million for the three months ended Dec. 31, 2025, or a net income per share of $1.79 and a net loss of $13.2 million for the twelve months ended Dec. 31, 2025, or a net loss per share of $0.46, compared to a net loss of $21.8 million and $145.2 million for the three and twelve months ended Dec. 31, 2024, or a net loss per share of $0.72 and $5.12.

About Anaptys

Anaptys is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics for autoimmune and inflammatory diseases. The company’s pipeline includes rosnilimab, a pathogenic T cell depleter, which has completed a Phase 2b trial for rheumatoid arthritis; ANB033, a CD122 antagonist, in a Phase 1b trial for celiac disease and eosinophilic esophagitis; and ANB101, a BDCA2 modulator, in a Phase 1a trial. Anaptys has also discovered and out-licensed in financial collaborations multiple therapeutic antibodies, including a PD-1 antagonist (Jemperli (dostarlimab-gxly)) to GSK and an IL-36R antagonist (imsidolimab) to Vanda Pharmaceuticals. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Anaptys recently announced the intent to separate its biopharma operations from its substantial royalty assets by year-end 2026, enabling investors to align their investment philosophies and portfolio allocation with the strategic opportunities and financial objectives of each company. Learn more at https://ir.anaptysbio.com/news-releases/news-release-details/anaptys-announces-intent-separate-biopharma-operations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from the Company’s clinical trials, including initial data from ANB033's Phase 1b clinical trial in celiac disease and initial data from ANB033's Phase 1b clinical trial in eosinophilic esophagitis; expectations regarding the structure, infrastructure, timing and taxation of the proposed separation of companies; timing of paydown of financial obligations to Sagard; whether any partnership with rosnilimab will take place; the potential to receive any royalties or milestone payments from the Vanda Pharmaceuticals license agreement; the potential to receive any additional milestones or royalties from the GSK collaboration and timing therefor; and the projected cash runway for First Tracks Biotherapeutics. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property, the ability to effect the separation of companies as described herein and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Nick Montemarano
Executive Director, Investor Relations

858.732.0178
investors@anaptysbio.com

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1.
GSK Q4 2025 earnings call, 2/4/2026
2.
CEO Emma Walmsley, 2025 JP Morgan CEO Series fireside chat, 9/11/2025, “there's no change to our peak year sales overall ambition for Jemperli, that's for sure, which is far more than £2 billion.”; Converted from GBP to USD using Q3 2025 average exchange rate (1.35x)
3.
~$250 million accrued to Sagard accruals by YE 2025 and assumes a ~10% quarter-over-quarter growth rate for Jemperli from Q4’25 through Q2’27 and milestone payments associated with filing ($5mm) and approval ($10mm) of dMMR rectal approval in the EU

AnaptysBio, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$238,196	$123,080
Receivables from collaborative partners	33,850	40,765
Short-term investments	73,442	262,293
Prepaid expenses and other current assets	4,762	5,738
Total current assets	350,250	431,876
Property and equipment, net	1,370	1,849
Operating lease right-of-use assets	12,519	14,383
Long-term investments	—	35,470
Other long-term assets	256	256
Total assets	$364,395	$483,834
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,871	$4,002
Accrued expenses	32,674	39,501
Current portion of operating lease liability	2,080	1,925
Total current liabilities	38,625	45,428
Liability related to sale of future royalties	276,528	353,426
Operating lease liability, net of current portion	12,032	14,112
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 28,019 shares and 30,473 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	28	30
Additional paid in capital	809,765	829,860
Accumulated other comprehensive (loss) gain	(24)	305
Accumulated deficit	(772,559)	(759,327)
Total stockholders’ equity	37,210	70,868
Total liabilities and stockholders’ equity	$364,395	$483,834

AnaptysBio, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Collaboration revenue	$108,249	$43,113	$234,603	$91,280
Operating expenses:
Research and development	25,559	42,589	135,970	163,840
General and administrative	15,789	10,194	50,737	42,389
Total operating expenses	41,348	52,783	186,707	206,229
Income (loss) from operations	66,901	(9,670)	47,896	(114,949)
Other (expense) income, net:
Interest income	2,508	5,263	13,499	19,794
Non-cash interest expense for the sale of future royalties	(19,711)	(17,404)	(79,893)	(50,087)
Other (expense) income, net	(3)	21	5,430	14
Total other (expense) income, net	(17,206)	(12,120)	(60,964)	(30,279)
Gain (loss) before income taxes	49,695	(21,790)	(13,068)	(145,228)
(Provision) benefit for income taxes	(81)	6	(164)	(3)
Net income (loss)	49,614	(21,784)	(13,232)	(145,231)
Other comprehensive income (loss):
Unrealized (loss) gain on available for sale securities	(71)	(454)	(329)	1,102
Comprehensive income (loss)	$49,543	$(22,238)	$(13,561)	$(144,129)
Net income (loss) per common share:
Basic	$1.79	$(0.72)	$(0.46)	$(5.12)
Diluted	$1.58	$(0.72)	$(0.46)	$(5.12)
Weighted-average number of shares outstanding:
Basic	27,789	30,448	28,758	28,382
Diluted	31,343	30,448	28,758	28,382